UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 13, 2022

GERON CORPORATION
(Exact name of registrant as specified in its charter)

_________

Delaware (State or other jurisdiction of incorporation)	000-20859 (Commission File Number)	75-2287752 (IRS Employer Identification No.)

919 East Hillsdale Blvd., Suite 250 Foster City, CA 94404 (Address of principal executive offices, including zip code)

(650) 473-7700 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Geron Corporation (the “Company” or “Geron”) will participate in various virtual meetings with securities analysts and investors during the 21st Annual Needham Virtual Healthcare Conference on April 13, 2022 and will utilize a presentation handout during those meetings. As previously announced, Geron will be presenting a company overview at the conference at 3:45 p.m. ET on April 13, 2022 and a live webcast of the presentation will be available through the Investor Relations section of Geron’s website under the Events page. The presentation handout and the company overview discloses Geron’s expectations regarding its current and expected financial resources, including: a) as of March 31, 2022, Geron expects to report cash, cash equivalents, restricted cash and marketable securities of approximately $177.8 million and a principal outstanding balance of $50.0 million in long-term debt; b) with completion of an underwritten public offering on April 1, 2022 and estimated $70.0 million in net proceeds from the offering, Geron expects its cash, cash equivalents, restricted cash and marketable securities to be approximately $240.0 million as of April 1, 2022; c) for the full year 2022, Geron expects up to $150.0 million in non-GAAP operating expenses; d) as of the end of 2022, Geron expects to have approximately $130.0 million in cash and marketable securities; and e) in 2023, Geron projects up to approximately $125.0 million in additional funding from the potential exercise of currently outstanding warrants. The aforementioned financial information is included on slide #28 of the presentation handout, as furnished in Exhibit 99.1 to this Current Report, and is incorporated herein by reference. Geron’s expectations are forward-looking statements and Geron’s actual results could differ, perhaps materially, from its current expectation as a result of certain factors, including, without limitation, risks related to changes in estimated cash position based on the completion of financial closing procedures, actual expenses incurred in 2022 and 2023, achievement of certain milestones to enable acceleration of expiration dates of outstanding warrants, final audit adjustments and the audit of Geron’s financial statements.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 to this Current Report shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing made by the Company with the U.S. Securities and Exchange Commission under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	21st Annual Needham Virtual Healthcare Conference presentation slides.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: April 13, 2022	By:	/s/ Stephen Rosenfield
		Name:	Stephen N. Rosenfield
		Title:	Executive Vice President,
Chief Legal Officer and
Corporate Secretary